Exhibit 99.1

IIOT-OXYS, Inc. Announces the Award of a New Contract from a Major Pharmaceutical Company

March 28, 2019 -- IIOT-OXYS, Inc. (OTCPink: ITOX): IIOT-OXYS, Inc. announced today that it has received a new and follow-on contract from a large Fortune 500 Pharmaceutical Company with offices in North America and Internationally.

This follow-on contract is related to a press release the company issued on February 19, 2019. IIOT-OXYS, Inc. scope of work includes installing a monitoring system featuring our Minimally Invasive Load Monitoring (MILM) technology on a complex machine that manufactures pharmaceuticals. The collection of data provided by our monitoring system will provide actionable insights to minimize manufacturing downtime, improve product quality and increase productivity.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, “We are pleased to be awarded a second follow-on contract by a pharmaceutical company that is a current client. This validates our technology and the value it creates. It also provides us with a unique opportunity to further extend our relationship with a current customer and target new clients by showing and illustrating our proven technology & value creation.”

About Us
IIOT-OXYS, Inc. uses a variety of sensors to capture and analyze massive amounts of data using Machine Learning and proprietary algorithms to identify discreet patterns and anomalies which can be associated to specific real-world events and used to provide actionable mission critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Andrew Barwicki

Phone: 516-662-9461